EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Tiffany B. Kice
May 5, 2011	Executive Vice President
3:05 p.m. Central Time	Chief Financial Officer
(972) 258-4525

CEC ENTERTAINMENT REPORTS
FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2011
FIRST QUARTER COMPARABLE STORE SALES INCREASE 1.1%

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE: CEC) today announced its financial results for the first quarter ended April 3, 2011. Total revenues for the first quarter of 2011 increased 4.1% to $256.4 million from $246.3 million in the first quarter of 2010.  The increase was primarily due to a weighted average Company-owned store increase of approximately eight stores as compared to the first quarter of 2010, and a comparable store sales increase of 1.1%.

Net income for the first quarter ended April 3, 2011 increased to $34.1 million compared to net income of $33.9 million in the first quarter of 2010.  Diluted earnings per share was $1.71 for the first quarter of 2011 compared to diluted earnings per share of $1.53 in the first quarter of 2010, an increase of 11.8%. The increase in diluted earnings per share for the first quarter of 2011 was favorably impacted by the repurchase of 2.8 million shares of stock since the first quarter of 2010.

The Company’s Board of Directors declared a cash dividend of $0.20 per share on February 22, 2011 that was paid on April 21, 2011. On May 3, 2011, the Company’s Board of Directors declared a cash dividend of $0.20 per share to be paid on July 7, 2011 to stockholders of record as of June 2, 2011.

Michael Magusiak, President and Chief Executive Officer, stated that, “Our financial performance during the first quarter of 2011, including a comparable store sales increase of 1.1% and operating cash flow of $88.5 million, reflects the strength of our brand and the quality implementation of our strategies. Our significant operating cash flow enables us to grow our concept with new stores, execute a strong existing store capital plan that will impact approximately 200 stores this year, and continue to return a significant amount of capital to our shareholders in the form of share repurchases and cash dividends.”

Mr. Magusiak also stated, “During 2010, we repurchased approximately $78 million of our common stock totaling approximately 2.2 million shares, which represented approximately 10% of our weighted average diluted shares outstanding at the end of the 2010 fiscal year.  During the first quarter of 2011, we again confirmed our long-term commitment to our stock repurchase plan by repurchasing approximately $22 million of our common stock totaling approximately 0.6 million shares, representing 3% of weighted average diluted shares outstanding at the end of the first quarter of 2011.  In addition, during the first quarter of 2011, we initiated a quarterly dividend of $0.20 per share, or $0.80 per share on an annual basis.  We intend to pay regular quarterly dividends for the foreseeable future including our recent announcement of our second quarter of 2011 dividend of $0.20 per share.”

Business Outlook:
Based on its current estimates, the Company is projecting fiscal year 2011 diluted earnings per share to be in a range of $3.00 to $3.10. This guidance incorporates the following assumptions for the 2011 fiscal year:
•	comparable store sales up 1.0% to 2.0%;
•	five additional Company-owned stores, inclusive of three relocations;
•	average cheddar block prices in a range of $1.60 to $1.80 per pound;
•	combined depreciation and rent expense will increase approximately 6% from the prior year;
•	advertising expense as a percentage of total revenues will decrease approximately 0.1 percentage points;
•	effective tax rate of approximately 38.7%;
•	capital expenditures will range from $92.0 million to $93.0 million, impacting approximately 200 stores and the development of approximately five Company-owned stores, inclusive of three relocations;
•	intend to repurchase Company common stock on an opportunistic basis; and
•	two additional quarterly dividend payments during fiscal 2011.

We estimate that diluted earnings per share for the second quarter of 2011 will be in a range of $0.28 to $0.32.

First Quarter 2011 Conference Call:
The Company will host a conference call Thursday, May 5, 2011, at 3:30 p.m. Central Time to discuss its first quarter financial results and outlook for fiscal year 2011. A live webcast of the call (listen only) can be accessed through the Company's website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available on the website through Friday, June 24, 2011.

Non-GAAP Financial Measures:
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP").  From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure to EBITDA and Free Cash Flow is set forth in a table accompanying this release.

About CEC Entertainment, Inc.:
For more than 30 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment and the place Where a Kid can be a Kid®. The Company and its franchisees operate a system of 555 Chuck E. Cheese’s stores located in 48 states and seven foreign countries or territories.  Currently, 508 locations in the United States and Canada are owned and operated by the Company.  CEC Entertainment, Inc. and its franchises have the common goal of creating lifelong memories for families through fun, food and play. Each Chuck E. Cheese’s features musical and comic robotic entertainment, games, rides and play areas as well as a variety of dining options including pizza, sandwiches, a salad bar and desserts. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as  Kid Check®.

Chuck E. Cheese’s aims to promote positive, lifelong memories inside and outside of its stores. In addition to providing a fun entertainment experience for millions of families across the world, Chuck E. Cheese’s has donated more than $6 million to schools and non-profit institutions through its fundraising programs. For more information, see the company's website at www.chuckecheese.com.

Forward-Looking Statements:
Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected.

Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Changes in consumer discretionary spending and general economic conditions;

•	Our ability to successfully implement our business development strategies;

•	Costs incurred in connection with our business development strategies;

•	Negative publicity concerning food quality, health, safety and other issues;

•	Competition in both the restaurant and entertainment industries;

•	Disruptions in the financial markets affecting the availability and cost of credit and our ability to maintain adequate insurance coverage;

•	Loss of certain key personnel;

•	Increases in food, labor and other operating costs;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Continued existence or occurrence of certain public health issues;

•	Disruption of our commodity distribution system;

•	Our dependence on a few global providers for the procurement of games and rides;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Adverse effects of local conditions, natural disasters and other events;

•	Risks in connection with owning and leasing real estate;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Government regulations, litigation, product liability claims and product recalls;

•	Disruptions of our information technology systems; and

•	Conditions in foreign markets.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	April 3,		April 4,
	2011		2010

REVENUES
Food and beverage sales	$123,757	48.3%	$121,016	49.1%
Entertainment and merchandise sales	131,459	51.3%	124,184	50.4%

Company store sales	255,216	99.6%	245,200	99.5%
Franchise fees and royalties	1,186	0.5%	1,127	0.5%

Total revenues	256,402	100.0%	246,327	100.0%

OPERATING COSTS AND EXPENSES
Company store operating costs:
Cost of food and beverage (1)	28,903	23.4%	27,619	22.8%
Cost of entertainment and merchandise (2)	10,160	7.7%	10,050	8.1%

Total cost of food, beverage, entertainment and merchandise (3)	39,063	15.3%	37,669	15.4%
Labor expenses (3)	63,637	24.9%	60,595	24.7%
Depreciation and amortization (3)	20,752	8.1%	19,606	8.0%
Rent expense (3)	18,485	7.2%	17,486	7.1%
Other store operating expenses (3)	32,994	12.9%	31,034	12.7%

Total Company store operating costs (3)	174,931	68.5%	166,390	67.9%
Advertising expense	9,067	3.5%	9,037	3.7%
General and administrative expenses	14,055	5.5%	13,685	5.6%

Total operating costs and expenses	198,053	77.2%	189,112	76.8%

Operating income	58,349	22.8%	57,215	23.2%

Interest expense	2,754	1.1%	2,670	1.1%

Income before income taxes	55,595	21.7%	54,545	22.1%

Income taxes	21,513	8.4%	20,683	8.4%

Net income	$34,082	13.3%	$33,862	13.7%

Earnings per share:
Basic	$1.71		$1.53
Diluted	$1.71		$1.53

Weighted average shares outstanding:
Basic	19,938		22,076
Diluted	19,979		22,106
_________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).

(1)	Percent amount expressed as a percentage of food and beverage sales.
(2)	Percent amount expressed as a percentage of entertainment and merchandise sales.
(3)	Percentage amount expressed as a percentage of Company store sales.

Due to rounding, percentages presented in the table above may not add. The percentage amounts for the components of cost of food, beverage, entertainment and merchandise do not sum due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage and entertainment and merchandise sales, as opposed to total Company store sales.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	April 3,	January 2,
	2011	2011
ASSETS

Current assets:
Cash and cash equivalents	$20,252	$19,269
Other current assets	52,366	68,084

Total current assets	72,618	87,353
Property and equipment, net	679,918	683,192
Other noncurrent assets	8,127	7,484

Total assets	$760,663	$778,029

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of debt	$957	$936
Other current liabilities	91,953	88,138

Total current liabilities	92,910	89,074
Debt, less current portion	347,622	387,326
Other noncurrent liabilities	153,248	143,567

Total liabilities	593,780	619,967

Stockholders’ equity	166,883	158,062

Total liabilities and stockholders’ equity	$760,663	$778,029

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended
	April 3,	April 4,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$34,082	$33,862
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,914	19,797
Deferred income taxes	10,007	(1,255)
Stock-based compensation expense	1,835	1,912
Other adjustments	(9)	132
Changes in operating assets and liabilities:
Operating assets	(215)	11,864
Operating liabilities	21,847	25,445
Net cash provided by operating activities	88,461	91,757

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(22,390)	(20,954)
Other investing activities	(524)	(1,124)
Net cash used in investing activities	(22,914)	(22,078)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on revolving credit facility	(40,000)	(49,800)
Exercise of stock options	82	2,385
Payment of taxes for returned restricted shares	(2,725)	(2,732)
Treasury stock acquired	(22,463)	(16,916)
Other financing activities	465	352
Net cash used in financing activities	(64,641)	(66,711)

Effect of foreign exchange rate changes on cash	77	(38)

Change in cash and cash equivalents	983	2,930

Cash and cash equivalents at beginning of period	19,269	17,361

Cash and cash equivalents at end of period	$20,252	$20,291

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

The following tables set forth a reconciliation of net income to EBITDA and EBITDA expressed as a percentage of total revenues for the periods shown:

	2010	2009	2008	2007	2006
	(Unaudited)

Revenues	$817,248	$818,346	$814,509	$785,322	$772,553

Net income	$54,034	$61,194	$56,494	$55,921	$68,257
Add:
Income taxes	38,726	37,754	34,137	35,453	43,120
Interest expense	12,142	12,017	17,389	13,170	9,508
Depreciation and amortization	80,679	78,071	75,445	71,919	65,392
EBITDA	$185,581	$189,036	$183,465	$176,463	$186,277

EBITDA as a percent of revenues	22.7%	23.1%	22.5%	22.5%	24.1%

	Three Months Ended
	April 3, 2011	April 4, 2010
	(Unaudited)
Revenues	$256,402	$246,327

Net income	$34,082	$33,862
Add:
Income taxes	21,513	20,683
Interest expense	2,754	2,670
Depreciation and amortization	20,914	19,797
EBITDA	$79,263	$77,012

EBITDA as a percent of revenues	30.9%	31.3%

The Company believes that EBITDA provides useful information to the Company, investors and other interested parties about the Company’s operating performance, its capacity to incur and service debt, fund capital expenditures and other corporate uses.

EBITDA, a non-GAAP financial measure, is defined by the Company as net income before income taxes, interest expense and depreciation and amortization. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. EBITDA as defined herein may differ from similarly titled measures presented by other companies.

The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

	Three Months Ended
	April 3,	April 4,
	2011	2010
	(Unaudited)

Cash provided by operating activities	$88,461	$91,757
Less:
Capital expenditures	22,390	20,954
Free Cash Flow	$66,071	$70,803

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for other strategic opportunities, including servicing debt, funding additional capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

CEC ENTERTAINMENT, INC.
STORE COUNT INFORMATION

	Three Months Ended
	April 3,	April 4,
	2011	2010

Number of Company-owned stores:
Beginning of period	507	497
New(1)	1	-
Acquired from franchisees	-	1
Closed(1)	(1)	-
End of period	507	498

Number of franchised stores:
Beginning of period	47	48
New	1	1
Acquired by the Company	-	(1)
Closed	(1)	-
End of period	47	48
______________
(1)	Both the new and closed store in the first quarter of 2011 represents our relocated store.